Exhibit 21

MOLSON COORS BEVERAGE COMPANY AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT
        The following table lists our significant subsidiaries and the respective jurisdictions of their organization or incorporation as of December 31, 2020. All subsidiaries listed below are included in our consolidated financial statements.

Name	State/province/country of organization or incorporation
Coors Brewing Company d/b/a Molson Coors International	Colorado
CBC Holdco 2 LLC	Colorado
CBC Holdco LLC	Colorado
Newco3, Inc.	Colorado
CBC Holdco 3, Inc.	Colorado
Coors International Holdco 2, ULC	Nova Scotia
Molson Coors International General, ULC	Nova Scotia
Molson Coors International LP	Delaware
Molson Coors Callco ULC	Nova Scotia
Molson Coors Canada Holdco, ULC	Nova Scotia
Molson Coors Canada Inc.	Canada
Molson ULC f/k/a Molson Inc.	British Columbia
Molson Canada 2005	Ontario
3230600 Nova Scotia Company	Nova Scotia
Molson Coors (UK) Holdings LLP	United Kingdom
Molson Coors (Barbados) SRL	Barbados
Golden Acquisition	United Kingdom
Molson Coors Holdings Limited	United Kingdom
Molson Coors Brewing Company (UK) Limited	United Kingdom
Molson Coors Holdco Inc.	Delaware
Molson Coors Europe Holdings B.V.	Netherlands
Molson Coors Netherlands B.V. f/k/a Starbev Netherlands B.V.	Netherlands
Pivovary Staropramen s.r.o. f/k/a Molson Coors Czech s.r.o.	Czech Republic
Molson Coors Beverage Company USA LLC f/k/a MillerCoors LLC	Delaware
Molson Coors USA LLC f/k/a MillerCoors USA LLC	Delaware
Coors Distributing Company LLC	Delaware